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                                February 18, 2000

Structured Asset Securities Corporation
200 Vesey Street
New York, New York 10285

            Re: MORTGAGE PASS-THROUGH CERTIFICATES / COLLATERALIZED MORTGAGE OBLIGATIONS

Ladies and Gentlemen:

               We have acted as special counsel to Structured Asset Securities Corporation (the "REGISTRANT") in connection with the Registration
Statement on Form S-3 (the "REGISTRATION STATEMENT"). The Registration Statement is being filed with the Securities and Exchange Commission
(the "COMMISSION") pursuant to the Securities Act of 1933, as amended
(the "ACT"). The Registration Statement includes a Prospectus describing Mortgage Pass-Through Certificates ("CERTIFICATES") to be sold by the Registrant in one or more series of Certificates (each, a "CERTIFICATE SERIES") and a Prospectus describing Collateralized
Mortgage Obligations ("BONDS") to be sold, in one or more Series of Bonds (each, a "BOND SERIES"), each such Bond Series to be issued by an owner trust (each a "BOND ISSUER") established by the Registrant.
Each Certificate Series will be issued under a separate pooling and servicing agreement (each, a "POOLING AND SERVICING AGREEMENT") among the Registrant, a master servicer (a "SERVICER"), a trustee (a
"TRUSTEE"), and, if applicable, such other parties to be identified in the Prospectus Supplement for such Certificate Series. Each Bond
Series will be issued under a separate indenture (each, an "INDENTURE") among the related Bond Issuer, a Trustee, and, if applicable, such other parties to be identified in the Prospectus
Supplement for such Bond Series. The forms of Pooling and Servicing
Agreement and Indenture are being incorporated by reference as an exhibit to the Registration Statement. Capitalized terms used and not otherwise defined herein have the respective meanings given to such terms in the Registration Statement.

               In rendering the opinions set forth below, we have examined and relied upon the following: (1) the Registration Statement, including the Prospectuses and the forms of Prospectus Supplement constituting a part thereof, in the form filed with the Commission; (2) the Pooling and Servicing Agreement in the form previously filed with the Commission, (3) the Indenture in the form previously filed with the Commission, and (4) such other documents, materials and authorities as we have deemed necessary in order to enable us to render our


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opinion set forth below. We express no opinion with respect to any Certificate
Series or Bond Series for which we do not act as counsel to the Registrant.

               Based on and subject to the foregoing, we are of the opinion that:

                    (A) When a Pooling and Servicing Agreement for a Certificate
               Series has been duly and validly authorized, executed and delivered by the Registrant, a Servicer, a Trustee and any other party thereto, such Pooling and Servicing Agreement will constitute a legal, valid and binding agreement of the Registrant, enforceable against the Registrant in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditor's rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that the enforcement of rights with respect to indemnification and contribution obligations and provisions
               (a) purporting to waive or limit right to trial by jury, oral amendments to written agreements or rights of set off or (b) relating to submission to jurisdiction, venue or service of process, may be limited by applicable law or considerations of public policy;

                    (B) When an Indenture for a Bond Series has been duly and
               validly authorized, executed and delivered by the related Bond Issuer, a Trustee and any other party thereto, such Indenture will constitute a legal, valid and binding agreement of the Bond Issuer, enforceable against the Bond Issuer in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditor's rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that the enforcement of rights with respect to indemnification and contribution obligations and provisions (a) purporting to waive or limit right to trial by jury, oral amendments to written agreements or rights of set off or (b) relating to submission to jurisdiction, venue or service of process, may be limited by applicable law or considerations of public policy;

                    (C) When a Pooling and Servicing Agreement for a
               Certificate Series has been duly and validly authorized, executed and delivered by the Registrant, a Servicer, a Trustee and any other party thereto, and the Certificates of such Certificate Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Certificates will be legally and validly issued and outstanding, fully paid and nonassessable, and entitled to the benefits provided by such Pooling and Servicing Agreement;

                    (D) When an Indenture for a Bond Series has been duly and
               validly authorized, executed and delivered by the related Bond Issuer, a Trustee and any other party thereto, and the Bonds of such Bond Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Bonds will be legal, valid and binding obligations of the Bond Issuer,

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               enforceable against the Bond Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to creditors' rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and will be validly issued and outstanding, fully paid and nonassessable, and entitled to the benefits provided by the Indenture; and

                    (E) The description of federal income tax consequences
               appearing under the heading "Federal Income Tax Consequences" in the Prospectuses accurately describes the material federal income tax consequences to holders of Certificates or Bonds, under existing law and subject to the qualifications and assumptions stated therein.

                  We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectuses, which are a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                Very truly yours,



                                /s/ Cadwalader, Wickersham & Taft


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